Exhibit 10.35

FIRST AMENDMENT TO REVOLVING FACILITY CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING FACILITY CREDIT AGREEMENT (this “Amendment”), dated as of April 27, 2011, is entered into by and among FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities parties hereto as lenders (each individually, a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”), J.P. MORGAN SECURITIES LLC and WELLS FARGO CAPITAL FINANCE, LLC, as Co-Lead Arrangers, J.P. MORGAN SECURITIES LLC, WELLS FARGO CAPITAL FINANCE, LLC and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as Joint Bookrunners, and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as Syndication Agent.

RECITALS

A.	Borrower, Administrative Agent, the several banks and other financial institutions or entities parties thereto as lenders (each an “Existing Lender”), and certain other Agents have previously entered into that certain Revolving Facility Credit Agreement, dated as of June 7, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which certain loans and financial accommodations have been made available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.	Immediately prior to giving effect to this Amendment, The CIT Group/Commercial Services, Inc. shall execute a payoff letter pursuant to which, among other things, it shall acknowledge it is no longer an Existing Lender under the Credit Agreement.

C.	Prior to the date hereof: (i) Wells Fargo Foothill, LLC (an Existing Lender) changed its name to Wells Fargo Capital Finance, LLC (“WFCF”), and (ii) Wachovia Capital Finance Corporation (Western) (an Existing Lender) merged with and into WFCF.

D.	Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement, and Administrative Agent and the Lenders are willing to amend the Credit Agreement, pursuant to the terms and conditions set forth herein.

E.	Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

(a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in their proper alphabetical order:

“Approved Jurisdiction”: the United Kingdom and any jurisdiction that is not a Non-Approved Jurisdiction.

“Confidential Information”: information that is furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any Guarantor, but does not include any such information that is or becomes generally available to the public (other than as a result of a violation of this Agreement).

“Eligible Credit Party”: each of the Borrower, FIC, and KMC.

“Eligible Work-in-Process Inventory”: on any date, without duplication of other Eligible Inventory, Inventory (a) identified as “work-in-process,” or an equivalent thereof, on such date as shown on the applicable Eligible Credit Party’s perpetual inventory records in accordance with its current and historical accounting practices, (b) that the Administrative Agent deems eligible based on (i) an appraisal of such Inventory from an appraiser acceptable to Administrative Agent and prepared on a basis satisfactory to the Administrative Agent, and (ii) the results of its satisfactory business and legal due diligence, including a satisfactory field examination, and (c) which otherwise constitutes Eligible Inventory.

“Exchange Act”: the Securities Exchange Act of 1934, as in effect from time to time.

“FIC”: Fender International Corporation, a Delaware corporation.

“Formula Amount”: as of any date of determination, the amount derived from the result of: (i) the sum of the amounts derived under clauses (a), (b), (c), (d) and (e) of the definition of “Borrowing Base”, minus (ii) the amount derived under clause (g) of the definition of “Borrowing Base”, and minus (iii) the LC Exposure on such date.

“KMC”: KMC Music, Inc., a Connecticut corporation.

“Lender Party”: each of the Issuing Bank, each Agent, and each Lender.

“Maximum Structured Overformula Amount”: (a) for no longer than 150 consecutive days (beginning on the day Borrower elects by delivering prior written notice to the Administrative Agent (the “SOFA Election Date”)) during the period commencing on June 1 of each year and ending on December 31 of such year, so long as the Consolidated Fixed Charge Coverage Ratio, determined on a pro forma basis after giving effect to any Loans in excess of the Formula Amount as of (i) the last day of the most recent Fiscal Month (calculated on a trailing twelve month basis) prior to the SOFA Election Date for which financial statements are available, and (ii) the last day of each Fiscal Quarter thereafter (calculated on a trailing four Fiscal Quarter basis) during such 150 consecutive days for which financial statements are available, is at least 1.0 to 1.0, ten million dollars ($10,000,000); and (b) at all other times, zero dollars ($0).

“Non-Approved Jurisdiction”: (a) any of the following jurisdictions: The Balkans, Belarus, Burma, Columbia, Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, Libya, North Korea, Somalia, Sudan, Syria, Venezuela, Yugoslavia and Zimbabwe, (b) any jurisdiction that is on OFAC’s list of targeted countries against which OFAC administers and enforces economic or trade sanctions, or

(c) any other jurisdiction that Administrative Agent, for policy or reasonable credit or legal determinations, otherwise does not approve; provided, that such policy, credit or legal determinations shall not be inconsistent with Administrative Agent’s general lending practices for asset-based loan transactions; provided, further, that in no event shall the United Kingdom be a Non-Approved Jurisdiction.

“OFAC”: The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Preferred Stock”: as applied to the Capital Stock of any Person, the Capital Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Prohibited Preferred Stock”: any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“SEC”: the United States Securities and Exchange Commission and any successor thereto.

“Structured Overformula Rate”: for any day, (i) with respect to any ABR Loan, 0.25%, and (ii) with respect to any Eurodollar Revolving Loan, the applicable rate per annum set forth below under the caption “Eurodollar Spread” based upon the Commitment Utilization Percentage:

Commitment Utilization Percentage	Eurodollar Spread
< 50%	2.50%
≥ 50%	2.75%

“WIP Sublimit”: an amount equal to $20,000,000.

(b) The grid contained in the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Commitment Utilization Percentage	Eurodollar Spread
< 50%	2.00%
≥ 50%	2.25%

(c) Clause (h) of the definition of “Asset Sale” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(h) that results in cash consideration of less than $1,000,000 (or, if less, the corresponding threshold set forth in the Term Facility Agreement).”

(d) The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Borrowing Base’: at any time, the sum of (a) 85% of the Eligible Domestic Accounts at such time, plus (b) the lesser of (i) 85% of Eligible Foreign Accounts owed by Account Debtors in Approved Jurisdictions, and (ii) $10,000,000, plus (c) the product of 85% multiplied by the Net Orderly Liquidation Value Percentage multiplied by the Eligible Raw Materials at such time, plus (d) the product of 85% multiplied by the Net Orderly Liquidation Value Percentage multiplied by the Eligible Finished Goods at such time, plus (e) the lesser of (i) the WIP Sublimit and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value Percentage multiplied by Eligible Work-in-Process Inventory at such time, plus (f) the lesser of the (i) Maximum Structured Overformula Amount and (ii) the product of 10% multiplied by the Net Orderly Liquidation Value Percentage multiplied by Eligible Inventory at such time, minus (g) Reserves.”

(e) The definition of “Capital Lease Obligations” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Capital Lease Obligations’: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that, notwithstanding any change in GAAP, no obligation for any existing lease classified as an operating lease, or any future lease that would have been classified as an operating lease had such lease been in existence as of the Closing Date, in accordance with GAAP as of the Closing Date shall be a Capital Lease Obligation for purposes of this Agreement.”

(f) Clause (a)(iii) of the definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iii) depreciation and amortization expense (other than depreciation expense on account of existing leases classified as operating leases, or future leases that would have been classified as operating leases had such leases been in existence as of the Closing Date, in accordance with GAAP as of the Closing Date, and that are excluded from the definition of Capital Lease Obligations solely because of a change in GAAP after the Closing Date requiring such leases to be capitalized),”

(g) The first sentence of the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“at any time, the Accounts of the Eligible Credit Parties which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder.”

(h) The phrase “the Borrower” contained in each of clauses (c), (g), (h), (q), (r), and (t) of the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby amended and replaced, in each case, in its entirety with the phrase “the applicable Eligible Credit Party”.

(i) The phrase “the Borrower” contained in each of clauses (e) and (o) of the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby amended and replaced, in each case, in its entirety with the phrase “the Eligible Credit Parties”.

(j) The definition of “Eligible Finished Goods” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Eligible Finished Goods’: on any date, the aggregate of each Eligible Credit Party’s Eligible Inventory defined as Finished Goods by the applicable Eligible Credit Party on such date as shown on such Eligible Credit Party’s perpetual inventory records in accordance with its current and historical accounting practices.”

(k) The first sentence of the definition of “Eligible Inventory” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“at any time, the Inventory of the Eligible Credit Parties which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder.”

(l) The phrase “the Borrower” contained in each of clauses (d), (g), (j), (k), and (l) of the definition of “Eligible Inventory” in Section 1.1 of the Credit Agreement is hereby amended and replaced, in each case, in its entirety with the phrase “an Eligible Credit Party”.

(m) Clause (e) of the definition of “Eligible Inventory” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e) which is not Eligible Work-in-Process Inventory, Raw Materials or Finished Goods or which constitutes work-in-process (other than Eligible Work-in-Process Inventory), spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods (other than Raw Materials) which are not of a type held for sale in the ordinary course of business;”

(n) The definition of “Eligible Raw Materials” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Eligible Raw Materials’: on any date, the aggregate of each Eligible Credit Party’s Eligible Inventory defined as Raw Materials by the applicable Eligible Credit Party on such date as shown on such Eligible Credit Party’s perpetual inventory records in accordance with its current and historical accounting practices.”

(o) The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Maturity Date’: (a) if the obligations of Borrower and Guarantors under the Term Facility Documents have been refinanced or extended on terms satisfactory to the

Administrative Agent and the Required Lenders or repaid in full by March 9, 2014, then April 27, 2016, and (b) if the obligations of Borrower and Guarantors under the Term Facility Documents have not been refinanced or extended on terms satisfactory to the Administrative Agent and the Required Lenders or repaid in full by March 9, 2014, then March 9, 2014; or, in either case, any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.”

(p) The definition of “Raw Materials” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Raw Materials’: items/materials used or consumed in the manufacturing of goods to be sold by the Eligible Credit Parties in the ordinary course of business.”

(q) The definition of “Report” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Report’: reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Eligible Credit Parties’ assets from information furnished by or on behalf of the Eligible Credit Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.”

(r) The definition of “Reserves” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Reserves’: any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, Specified Cash Management Reserves, reserves for the lesser of three-months rent or the amount of Availability from Inventory maintained at locations leased by the Borrower or any Guarantor and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for customs charges and carrier and shipping charges related to Eligible Inventory in transit, reserves for Specified Swap Obligations and reserves for warranty, flooring, rebate and royalty) with respect to the Collateral or the Borrower or any Guarantor; provided, that the Administrative Agent shall give Borrower two (2) days’ notice prior to establishing any reserves relating to the valuation or realization of the Collateral.”

(s) Sections 2.13(a) and (b) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“(a) With respect to all Loans in an aggregate amount up to the Formula Amount:

(i) such Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin, and

(ii) such Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b) With respect to the portion of all Loans in excess of the Formula Amount:

(i) such Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Structured Overformula Rate, and

(ii) such Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Structured Overformula Rate.

In determining which Loans are in excess of the Formula Amount solely as between outstanding Eurodollar Borrowings and ABR Borrowings, any outstanding ABR Borrowings shall be allocated to such category of Loans before any outstanding Eurodollar Borrowings are allocated to such category of Loans.”

(t) The following is hereby added to the Credit Agreement as Section 2.23:

“2.23 Extension of Maturity Date.

(a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (each, an “Extension Request”) not later than 90 days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), request that each Lender extend the Existing Maturity Date and, as part of such Extension Request, propose amendments to the terms hereunder and the requested deadline for responding to such Extension Request (the “Extension Request Deadline”).

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent advise the Administrative Agent as to whether or not such Lender agrees to the applicable Extension Request (each Lender that agrees to such Extension Request an “Extending Lender” and each Lender that determines not to agree to such Extension Request, a “Non-Extending Lender”) promptly after making such determination (but in any event no later than the Extension Request Deadline) and any Lender that does not so advise the Administrative Agent on or before the Extension Request Deadline shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to an Extension Request shall not obligate any other Lender to so agree.

(c) Additional Commitment Lenders. On the effective date of the Extension Amendment (as defined below), the Borrower shall have the right to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees subject to the consent (such consent not to be unreasonably withheld) of the Administrative Agent and the Issuing Bank (each, an “Additional Commitment Lender”) in order to obtain sufficient commitments with respect to any Extension Request.

(d) Extension Documentation. The Existing Maturity Date shall be extended with respect to the Extending Lenders and Additional Commitment Lenders, each Additional Commitment Lender, if any, shall become a “Lender” for all purposes of this Agreement, and any other proposed amendments to the terms hereunder (such other proposed amendments, the “Other Extended Loan Amendments”) shall (as to the Extending Lenders and the Additional Commitment Lenders only) become effective (subject to clause (f) below) on the effective date of, and pursuant to, an amendment (an “Extension Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the other Guarantors, each Extending Lender, each Additional Commitment Lender and the Administrative Agent; provided that, except for Other Extended Loan Amendments (i) with respect to the Applicable Margins, (ii) with respect to the available Interest Periods for the Loans made by Extending Lenders and Additional Commitment Lenders, (iii) amending Sections 2.18(b) or (d) to alter the pro rata sharing of payments to the Lenders by Borrower, (iv) approved by the Required Lenders (or such greater percentage required by Section 9.1(a)) or (v) that are less favorable to the Extending Lenders and the Additional Commitment Lenders than the terms applicable to Loans made by Non-Extending Lenders, such Other Extended Loan Amendments shall only apply to periods after the date on which all Non-Extending Lenders cease to be Lenders. An Extension Amendment may, without the consent of any Non-Extending Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section, including, for the avoidance of doubt, by amending Sections 2.18(b) or (d) to alter the pro rata sharing of payments to the Lenders by Borrower. Upon the effectiveness thereof, the Administrative Agent shall provide a copy of any Extension Amendment to all Lenders.

(e) Repayment for Non-Extending Lenders. On the effective date of the Extension Amendment, the Borrower shall prepay in full, to the extent that any Non-Extending Lenders are to be replaced on such date by one or more Additional Commitment Lenders, any Obligations owing to such Non-Extending Lenders on a pro rata basis, and shall also prepay any Loans outstanding on such date to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date. To the extent any Non-Extending Lenders are not replaced on the effective date of the Extension Amendment, the Borrower shall repay in full any Obligations owing to such Non-Extending Lenders on the Existing Maturity Date.

(f) Administrative Agent. If the Administrative Agent is not also an Extending Lender, and the Administrative Agent desires to resign, the Extension Amendment shall not become effective until: (i) the Extending Lenders and Additional Commitment Lenders have appointed a replacement administrative agent and such replacement administrative agent has agreed in writing to assume the rights and duties of the resigning Administrative Agent, (ii) such replacement agent executes such documents as reasonably requested by the resigning Administrative Agent to effect such replacement, (iii) the Borrower, Extending Lenders, and Additional Commitment Lenders agree in writing that the indemnification and reimbursement provisions set forth herein for the benefit of any Agent or any Lender shall continue in full force effect for such resigning Administrative Agent, and (iv) all Obligations owing to such resigning Administrative Agent are repaid in full by Borrower or cash collateralized on terms and conditions reasonably satisfactory to such resigning Administrative Agent.

(g) For the avoidance of doubt, the provisions of Section 2.18(d) shall not apply to any payments made by Borrower pursuant to clause (e) of this Section 2.23 or to any upfront fees paid by Borrower to any Extending Lender or Additional Commitment Lender as part of such Extending Lender’s or Additional Commitment Lender’s commitment with respect to an Extension Request.

(h) Conflicting Provisions. This Section 2.23 shall supersede any provisions in Section 9.1(a) to the contrary.”

(u) The following is hereby added to the Credit Agreement as Section 2.24:

“2.24 Additional Eligible Credit Parties. Upon the written request of Borrower, the Administrative Agent and the Lenders hereby agree to amend this Agreement to allow Accounts of a specified Foreign Subsidiary of Borrower to be included in Eligible Accounts provided that:

(a) such Foreign Subsidiary is organized under the laws of one of the member states of the European Union or Canada;

(b) prior to inclusion of such Accounts, such Foreign Subsidiary shall: (i) execute and deliver to the Administrative Agent a guaranty and security agreement in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion, (ii) take such actions as required by the Administrative Agent in its Permitted Discretion and reasonably necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Accounts and all proceeds thereof, (iii) deliver to the Administrative Agent a certificate of such Foreign Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent;

(c) prior to inclusion of such Accounts: (i) the Administrative Agent shall have been granted, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Foreign Subsidiary (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any Foreign Subsidiary that does not also guarantee the complete payment and performance by the Borrower when due of the Obligations be required to be so pledged), (ii) the certificates representing the Capital Stock of such Foreign Subsidiary, together with undated stock powers, executed in blank, shall have been delivered to the Administrative Agent, and (iii) the Borrower and its Subsidiaries shall have taken such other action as required by the Administrative Agent in its Permitted Discretion and reasonably necessary to perfect the Administrative Agent’s security interest in such Capital Stock of such Foreign Subsidiary;

(d) prior to inclusion of such Accounts, the Administrative Agent shall have completed its business and legal due diligence (including the completion of a satisfactory field examination) on such Foreign Subsidiary and such Accounts, the results of which must be satisfactory to the Administrative Agent; and

(e) the amount of Accounts of Foreign Subsidiaries of Borrower included as Eligible Accounts shall not exceed: (i) $5,000,000 in the aggregate in the case of all Foreign Subsidiaries organized under the laws of Canada; (ii) $5,000,000 in the aggregate in the case of all Foreign Subsidiaries organized under the laws of the United Kingdom; and (iii) $20,000,000 in the aggregate in the case of all Foreign Subsidiaries organized under all other member states of the European Union.”

(v) Section 5.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each Fiscal Year of the Borrower (other than the third, sixth,

ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income for such month and the portion of the Fiscal Year through the end of such month, setting forth in each case in comparative form the figures for the previous year, in each case, in management format and certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, however, that if the Borrower or any parent entity of Borrower sells its common stock through an initial public offering and thereafter becomes subject to the mandatory reporting requirements set forth in Section 13 of the Exchange Act, then commencing on the date that Borrower or such parent entity of Borrower is required pursuant to Section 13 of the Exchange Act to file its first quarterly report with the SEC and ending on the date that Borrower or such parent entity of Borrower is no longer subject to the mandatory reporting requirements set forth in Section 13 of the Exchange Act, Borrower shall only be required to furnish to the Administrative Agent such financial statements quarterly as described in clause (b) of this Section rather than monthly; and”

(w) Section 5.1 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (b) thereof, and by adding the following as clause (d) thereof:

“(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange; provided, that the delivery obligations of this clause (d) shall be deemed satisfied at the time such materials are posted on the SEC’s website at www.sec.gov or Borrower provides a link thereto on its website at www.fender.com.”

(x) The phrase “the Borrower’s” contained in Section 5.2(d)(i), (ii), and (iv) and Section 5.1(e) of the Credit Agreement is hereby amended and replaced, in each case, in its entirety with the phrase “each Eligible Credit Party’s”.

(y) The number “$15,000,000” contained in Section 5.2(c) of the Credit Agreement is hereby amended and replaced, in each case, with “$12,500,000”.

(z) The last sentence of Section 5.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Notwithstanding the foregoing, at any time that the Administrative Agent requests (and at the sole expense of the Borrower and the Guarantors), the Borrower shall and shall cause each of the Restricted Subsidiaries to (a) permit, no more frequently than once in any calendar year, the Administrative Agent to conduct a field examination to ensure the adequacy of Collateral and related reporting and control systems and (b) provide, not more than once in any calendar year, the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that: (x) if the sum of Availability plus Perfected Cash is less than an amount equal to 40% of the Total Commitments at any time during any calendar year, the Administrative Agent shall be permitted to conduct one additional field examination in such calendar year, and (y) if a Default has occurred and is continuing, there shall be no limitation on the number or frequency of field examinations or Inventory appraisals.”

(aa) Section 5.7(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) in which injunctive or similar relief is sought that either (A) would reasonably be expected to have a Material Adverse Effect, or (B) is required to be disclosed to the administrative agent under the Term Facility Agreement or”

(bb) Section 5.7(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) any electronic chattel paper and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act which individually has a face amount of more than $1,000,000 (or, to the extent lower, the amount required under the Term Facility Agreement) or in the aggregate more than $4,000,000 (or, to the extent lower, the amount required under the Term Facility Agreement) promptly and in any event within 15 Business Days after the same is acquired by it or any Guarantor;”

(cc) Section 5.7(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(j) any Commercial Tort Claim acquired by it or any Guarantor with respect to which an action has been filed in court or any other Governmental Authority with potential value in excess of $200,000 (or, to the extent lower, the amount required under the Term Facility Agreement) promptly and in any event within 15 Business Days after the same is acquired by it or any Guarantor;”

(dd) Section 5.7(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(k) any letter of credit with a stated amount in excess of $200,000 (or, to the extent lower, the amount required under the Term Facility Agreement) promptly and in any event within 15 Business Days after the Borrower or any Guarantor becomes a beneficiary thereof;”

(ee) Section 6.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Indebtedness (i) among Group Members, (ii) among Foreign Subsidiaries or (iii) among Group Members and their Subsidiaries; provided that the sum of Indebtedness owed by Subsidiaries that are not Guarantors to the Borrower or any Guarantor and Indebtedness owed by Unrestricted Subsidiaries to the Borrower or any Restricted Subsidiary shall not exceed an aggregate principal amount of $10,000,000 (or, to the extent lower, the amount permitted under the Term Facility Agreement) at any one time outstanding; provided that any such Indebtedness of the Borrower or any Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;”

(ff) Section 6.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Indebtedness with respect to Capital Lease Obligations (including Sale and Leaseback transactions) in an aggregate principal amount not to exceed $20,000,000 (or, to the extent lower, the amount permitted under the Term Facility Agreement) at any one time outstanding;”

(gg) Section 6.1(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(n) Indebtedness incurred by Foreign Subsidiaries under working capital facilities in an aggregate principal amount not to exceed Euro 20,000,000 (or, to the extent lower, the amount permitted under the Term Facility Agreement) at any time outstanding; provided, that, to the extent permitted under the Term Facility Agreement, Foreign Subsidiaries shall not be prohibited from having such Indebtedness outstanding in currencies other than Euros;”

(hh) Section 6.1(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(p) additional Indebtedness of the Borrower or any of the Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries) not to exceed $40,000,000 (or, to the extent lower, the amount permitted under the Term Facility Agreement) at any one time outstanding;”

(ii) Section 6.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes of other debt securities and valued at fair market value in the case of other non-cash proceeds) (i) are less than $2,000,000 (or, to the extent lower, the amount permitted under the Term Facility Agreement) with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $20,000,000 (or, to the extent lower, the amount permitted under the Term Facility Agreement); provided that (x) the consideration received for all such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or any similar governing body)), (y) no less than 75% thereof shall be paid in cash, and (z) the Net Cash Proceeds thereof shall be applied as required by Section 2.11(c); provided that nothing in this clause (c) shall be construed as permitting the Disposition or issuance of Capital Stock of any Subsidiary Guarantor to any Person other than to the Borrower or another Subsidiary Guarantor.”

(jj) The lead in to Section 6.5 of the Credit Agreement up to (but not including) clause (a) thereof is hereby amended and restated in its entirety to read:

“Declare or pay any dividend (other than dividends payable solely in Capital Stock (other than Prohibited Preferred Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member (other than any such purchase, redemption, defeasance, retirement, substitution, replacement, acquisition or other transfer of the Capital Stock of a Group Member which is paid for using, or exchanged for, other Capital Stock of such Group Member (other than Prohibited Preferred Stock)), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”) except that:”

(kk) Section 6.5(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) so long as no Event of Default shall have occurred or be continuing or would result therefrom, the Borrower may purchase Capital Stock of Borrower from present or former directors, officers or employees of any Group Member, their estates, spouses, former spouses and their heirs upon and after the death, disability or termination of employment of such officer or employee; provided, that the aggregate amount of payments under this clause after the date hereof (net of any proceeds received by the Borrower after the date hereof in connection with resales of any such Capital Stock) shall not exceed in the aggregate during any Fiscal Year the lesser of (i) $5,000,000, plus the proceeds of any key man life insurance policy, plus, so long as no Obligations are outstanding both before and after giving effect to such payment, an additional $5,000,000, and (ii) the amount permitted under the Term Facility Agreement; provided, further, that so long as no Event of Default shall have occurred or be continuing or would result therefrom, the Schultz Repurchase shall be permitted in an aggregate amount not to exceed $15,000,000 which repurchase amount shall not be counted against the threshold set forth in the preceding proviso; and”

(ll) Section 6.6 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (o) thereof, by amending and replacing the “.” at the end of clause (p) thereof with “; and”, and by adding the following as clause (q) thereof:

“(q) Investments in an aggregate amount (valued at cost) for all Group Members not to exceed $10,000,000 (or, to the extent lower, the amount permitted under the Term Facility Agreement) in any Fiscal Year, so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing or would result therefrom.”

(mm) The number “$15,000,000” contained in Section 6.13 of the Credit Agreement is hereby amended and replaced with “$12,500,000”.

(nn) Section 9.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (i) to their respective officers, directors, employees, agents and advisors and to their respective Affiliates, and the officers, directors and employees of such Affiliates, agents and advisors, in each case, on a “need to know” basis, provided that such Affiliates, agents and advisors, and their respective officers, directors, and employees, shall have agreed to receive such information subject to the terms of this Section 9.15(a), it being understood that the disclosing Lender Party shall be liable for the breach by its Affiliates and by its and its Affiliates’ respective officers, directors, employees, agents and advisors of the terms of this Section 9.15(a), (ii) to any actual or prospective Transferee or any pledgee referred to in Section 9.6(d) or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), subject to such Transferee, pledgee or direct or indirect counterparty entering into a binding agreement enforceable by the Borrower to comply with the provisions of this Section 9.15(a), (iii) as required by any statute, decision, rule or regulation or judicial or administrative process, (iv) as requested or required by any Governmental Authority, or (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document. In the case of a disclosure pursuant to clause (iii) or (iv) above, the disclosing party agrees, to the extent that it is that it is practicable to do so and to the extent permitted by applicable law, to (A) promptly notify the Borrower prior to such disclosure and (B) request confidential treatment.”

(oo) Schedule 1.1A attached to the Credit Agreement is hereby amended and replaced in its entirety with Schedule 1.1A attached to this Amendment.

2. Conditions Precedent to Effectiveness of this Amendment. The following shall have occurred before or concurrently with this Amendment becoming effective:

a.	Amendment. Administrative Agent shall have received this Amendment, and the attached Acknowledgement by Guarantors, fully executed in a sufficient number of counterparts for distribution to all parties.

b.	Amendment Fee Letter. Administrative Agent shall have received an Amendment Fee Letter, in form and substance satisfactory to Administrative Agent, executed by Borrower (the “Amendment Fee Letter”), and Administrative Agent shall have received from Borrower all fees due and payable pursuant to the Amendment Fee Letter.

c.	CIT Payoff Letter. Administrative Agent shall have received a payoff letter, in form and substance satisfactory to Administrative Agent, executed by The CIT Group/Commercial Services, Inc.

d.	Representations and Warranties. The representations and warranties set forth herein, and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof), must be true and correct.

e.	Other Required Documentation. Administrative Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Administrative Agent.

3. Amendments to Guarantee and Collateral Agreement. Each Lender hereby consents to the amendments contained in that certain First Amendment to Guarantee and Collateral Agreement, dated as of the date hereof, by and among Administrative Agent, Borrower, and Guarantors, a copy of which is attached hereto as Exhibit A.

4. Joining Lender. By its execution of this Amendment, Barclays Bank PLC hereby confirms and agrees that, on and after the date hereof, it shall be and become a party to the Credit

Agreement as a Lender, and shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with the Revolving Commitment applicable to it identified on Schedule 1.1A attached hereto. Barclays Bank PLC further (i) represents and warrants that it is legally authorized to enter into this Amendment; (ii) confirms that it has received copies of the Credit Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it shall, independently and without reliance upon Administrative Agent, any other Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents. For the avoidance of doubt, Borrower hereby consents to Barclays Bank PLC becoming a Lender under the Credit Agreement.

5. Ratable Commitments. Concurrently with the effectiveness of this Amendment, each Lender shall assign to the other Lenders, and such other Lenders shall purchase from such Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by all Lenders ratably in accordance with their Revolving Commitments after giving effect to the provisions of this Amendment.

6. Representations and Warranties. Borrower represents and warrants as follows:

a.	Authority. Each of the Borrower and the Guarantors has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on Borrower or any Group Member.

b.	Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, and is in full force and effect.

c.	Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

7. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, but without giving effect to any federal laws applicable to national banks.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail shall be effective as delivery of a manually executed counterpart of the Amendment.

9. Reference to and Effect on the Loan Documents.

a.	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.	Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of Borrower and the Guarantors to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

c.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

10. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof. For the avoidance of doubt, this Amendment shall be deemed a Loan Document.

11. Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of Borrower or any Guarantor as against Administrative Agent or any Lender with respect to the Obligations.

12. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13. Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality , and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation

By:	/s/ James Broenen
Name: James Broenen
Title: CFO/Treasurer

ADMINISTRATIVE AGENT AND LENDERS

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Annaliese Fisher
Name: Annaliese Fisher
Title: Vice President

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as a Lender

By:	/s/ Krista Wade
Name: Krista Wade
Title: Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Vice President

ACKNOWLEDGEMENT BY GUARANTORS

Dated as of April 27, 2011

Each of the undersigned, being a Guarantor under that certain Guarantee and Collateral Agreement, dated as of June 7, 2007, and made in favor of Administrative Agent for the benefit of the Secured Parties, hereby acknowledges and agrees to the foregoing First Amendment to Revolving Facility Credit Agreement (the “Amendment”) and confirms and agrees that the Guarantee and Collateral Agreement is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guarantee and Collateral Agreement to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Administrative Agent has informed each Guarantor of the matters set forth above, and each Guarantor has acknowledged the same, such Guarantor understands and agrees neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guarantee and Collateral Agreement or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

FENDER ASIA PACIFIC CORP., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

FENDER INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

JACKSON/CHARVEL MANUFACTURING, INC., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

KMC MUSIC, INC., a Connecticut corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

KMI EUROPE, INC., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

ROKR VENTURES, INC., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

EXHIBIT A

See attached.

SCHEDULE 1.1A

REVOLVING COMMITMENTS

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$37,500,000
Wells Fargo Capital Finance, LLC	$37,500,000
Barclays Bank PLC	$25,000,000

Total	$100,000,000

Exhibit A

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

THIS FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”), dated as of April 27, 2011, is entered into by and among JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each of the other signatories hereto (such other signatories, each a “Grantor” and collectively, the “Grantors”).

RECITALS

A.	Each of the Grantors are party to that certain Guarantee and Collateral Agreement, dated as of June 7, 2007, in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement). Terms used herein without definition shall have the meanings ascribed to them in the Guarantee and Collateral Agreement or, if not defined therein, in the Credit Agreement.

B.	The Grantors have requested that the Guarantee and Collateral Agreement be amended which the Administrative Agent and the Lenders are willing to consent to pursuant to the terms and conditions set forth herein.

C.	Each Grantor is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Guarantee and Collateral Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Guarantee and Collateral Agreement.

(a) The definition of “Liquidity Event” set forth in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirely to read as follows:

“ ‘Liquidity Event’: any date on which the sum of Availability and Perfected Cash falls below $12,500,000 on any Business Day.”

(b) Section 4.9(b) of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“(b) no Inventory (other than Inventory in transit) is stored at any location (except for any locations which: (i) individually do not contain Inventory with an aggregate book value of more than $500,000, and (ii) in the aggregate do not contain Inventory with an aggregate book value of more than $2,500,000) except as disclosed to the Administrative Agent pursuant to Section 5.7(1) of the Credit Agreement or 5.11,”

(c) Section 5.7 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirely to read as follows:

“5.7 Commercial Tort Claims. In the event that any Commercial Tort Claim is acquired by a Grantor with respect to which an action has been filed in court or any other Governmental Authority with potential value in excess of $200,000 (or, to the extent lower, the amount required under the Term Facility Documents), unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Agreement, in the form of Exhibit G hereto, granting to Administrative Agent a first priority security interest (subject to the Intercreditor Agreement) in such Commercial Tort Claim.”

(d) Section 5.8 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“5.8 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a stated amount in excess of $200,000 (or, to the extent lower, the amount required under the Term Facility Documents), it shall use reasonable efforts to cause the issuer and/or confirmation bank to (i) subject to the Intercreditor Agreement, consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree, if requested by the Administrative Agent after the occurrence and during the continuance of an Event of Default, to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Obligations, in accordance with Section 2.11 of the Credit Agreement and subject to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.”

(e) The following is hereby added to the end of Section 5.10 of the Guarantee and Collateral Agreement:

“Notwithstanding the forgoing, Grantors shall not be required to provide to the Administrative Agent a Deposit Account Control Agreement with respect to a Deposit Account to the extent that: (i) the aggregate amount on deposit with such Deposit Account does not exceed $500,000 at any time; (ii) the aggregate amount on deposit with all such Deposit Accounts for which there is not in effect a Deposit Account Control Agreement does not exceed $2,500,000 at any time; and (iii) the administrative agent and the lenders under the Term Facility Documents do not require, in accordance with the terms of the Term Facility Documents, that their security interest in such Deposit Account be perfected.”

(f) Section 5.12 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“5.12 Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Inventory included in the Borrowing Base is stored or located, reasonably satisfactory in form and substance to the Administrative Agent; provided, however, that Grantors shall only be required to use commercially reasonable efforts to obtain a Collateral Access Agreement with respect to any locations which: (i) individually contain Inventory with an aggregate book value of more than $500,000; and (ii) in the aggregate contain Inventory with an aggregate book value of more than $2,500,000.”

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(g) The phrase “Before opening or replacing any Collateral Deposit Account” contained in the first sentence of Section 8.2 of the Guarantee and Collateral Agreement is hereby amended and replaced with the phrase “Within 90 days after opening or replacing any Collateral Deposit Account”.

(h) The phrase “$15,000,000 for a period of 60 consecutive days” contained in the first sentence of Section 8.3 of the Guarantee and Collateral Agreement is hereby amended and replaced with the phrase “$12,500,000 for a period of 30 consecutive days”.

2. Acknowledgement Regarding Dutch Law Security. In relation to that certain Undisclosed (First) Pledge of Movable Assets, dated June 7, 2007, between Fender International Corporation, a Delaware corporation, as pledgor (“FIC”), and the Administrative Agent, as pledgee (the “Dutch Security Document”), FIC and the Administrative Agent hereby confirm that at the time of entering into the Dutch Security Document, it was their intention (and it is still their intention and agreement) that the “Dutch Parallel Debt” as defined in the Guarantee and Collateral Agreement and the “Underlying Debt” referenced therein would relate to the obligations under or pursuant to the Guarantee and Collateral Agreement and any other Loan Document under which such debts arise, as they may be amended, amended and restated, supplemented or otherwise modified from time to time.

3. Conditions Precedent to Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.	Amendment to Credit Agreement. The First Amendment to Revolving Facility Credit Agreement, dated as of the date hereof, by and among Borrower, Administrative Agent and the Lenders shall have become effective in accordance with its terms.

4. Representations and Warranties. Each Grantor represents and warrants as follows:

a.	Authority. Each Grantor has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Grantor of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Grantor or any Group Member.

b.	Enforceability. This Amendment has been duly executed and delivered by each Grantor. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms, and is in full force and effect.

c.	Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

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d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, but without giving effect to any federal laws applicable to national banks.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail shall be effective as delivery of a manually executed counterpart of the Amendment.

7. Reference to and Effect on the Loan Documents.

a.	Upon and after the effectiveness of this Amendment, each reference in the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to “the Guarantee and Collateral Agreement”, “thereof” or words of like import referring to the Guarantee and Collateral Agreement, shall mean and be a reference to the Guarantee and Collateral Agreement as modified and amended hereby.

b.	Except as specifically set forth in this Amendment, the Guarantee and Collateral Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of each Grantor to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

c.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8. Ratification. Each Grantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guarantee and Collateral Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9. Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrower under the Credit Agreement, each Grantor hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Grantor as against Administrative Agent or any Lender with respect to the Obligations.

10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11. Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity,

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legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GRANTORS FENDER MUSICAL INSTRUMENTS CORPORATION, a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

FENDER ASIA PACIFIC CORP., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

FENDER INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

JACKSON/CHARVEL MANUFACTURING, INC., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

[Signature page to First Amendment to Guarantee and Collateral Agreement]

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KMC MUSIC, INC., a Connecticut corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

KMI EUROPE, INC., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

ROKR VENTURES, INC., a Delaware corporation

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO/Treasurer

[Signature page to First Amendment to Guarantee and Collateral Agreement]

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ADMINISTRATIVE AGENT JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Annaliese Fisher
Name:	Annaliese Fisher
Title:	Vice President

[Signature page to First Amendment to Guarantee and Collateral Agreement]

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